UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2020

Impinj, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37824	91-2041398
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Fairview Avenue North, Suite 1200

Seattle, Washington 98109

(Address of Principal Executive Offices, and Zip Code)

(206) 517-5300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.08.	Shareholder Director Nominations.

The information set forth below under Item 8.01 is hereby incorporated by reference into this Item 5.08.

Item 8.01.	Other Events.

Impinj, Inc. (the “Company”) has determined that the date of the Company’s 2020 annual meeting of stockholders (the “Annual Meeting”) will be Wednesday, June 10, 2020, at 9:00 a.m. (Pacific time) at 400 Fairview Avenue North, Suite 1200, Seattle, WA 98109. In accordance with Rule 14a-5(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is informing stockholders of this change and providing new information with respect to the submission of (i) proposals intended to be included in the Company’s 2020 proxy statement under Rule 14a-8 under the Exchange Act and (ii) proposals submitted outside the processes of Rule 14a-8.

Stockholder proposals intended to be submitted pursuant to Rule 14a-8 in connection with the Annual Meeting should be received by the Company’s corporate secretary on or before the close of business on March 15, 2020, to be considered for inclusion in the Company’s 2020 proxy statement. Such proposals must be directed to 400 Fairview Avenue North, Suite 1200, Seattle, WA 98109, Attn: Corporate Secretary and must comply with the requirements of Rule 14a-8.

Stockholder proposals submitted outside of Rule 14a-8, including any director nominations, must be received by the Company’s corporate secretary not later than the close of business on March 13, 2020, in order to be considered “timely” within the meaning of Rule 14a-4(c) of the Exchange Act in respect of the Annual Meeting. Such proposals or nominations must comply with the advance notice provisions contained in the Company’s bylaws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Impinj, Inc.

Date: March 5, 2020	By:	/s/ Chris Diorio
Chris Diorio
Chief Executive Officer